Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS $203.3 MILLION OF REVENUE AND $40.3 MILLION OF

ADJUSTED EBITDA* FOR FIRST QUARTER 2008

ST. LOUIS, MO. – April 29, 2008 – SAVVIS, Inc. (NASDAQ: SVVS), a global leader in IT infrastructure services for business applications, announced today that its revenue for the first quarter 2008 totaled $203.3 million, loss from operations was $0.4 million, and net loss was $4.2 million, or $0.08 per share. Adjusted EBITDA for the quarter was $40.3 million.

Chief Executive Officer Phil Koen said, “Colocation and managing hosting remain important growth businesses for us, in both the near and longer term. We are continuing the strategies we launched in 2007 to invest in these service lines, and remain focused on growing them above industry growth rates. Both showed solid growth in the first quarter, and we expect continued growth for 2008.

“Looking forward, we see overall pro forma* revenue growth of 10 to 14% for the full year. This reflects pro forma growth of approximately 27% in colocation and approximately 20% growth in managed hosting. Our network business declined slightly in the first quarter, and we expect it to decline by about 6% in 2008 as we work to improve its performance. We expect Adjusted EBITDA margin to exceed 20% – even after our investments in growing our core businesses.”

SAVVIS

First-quarter Financial Results

April 29, 2008

First-quarter Results

	Three months ended:
(US$ millions)	March 31, 2008	Dec. 31, 2007	March 31, 2007	March 31, 2007 pro forma(1)
Revenue:
Colocation	$67.9	$62.3	$69.4	$57.7
Managed hosting	61.3	59.5	50.3	50.3

Total Hosting	129.2	121.8	119.7	108.0
Network services	74.1	76.0	80.4	80.4
Other services	—	—	5.1	—

Total Revenue	$203.3	$197.8	$205.2	$188.4

Cost of Revenue(2)	$118.7	$111.6	$116.7	$107.8
Sales, Gen. & Admin. Expenses(2)	$53.3	$55.8	$53.2	$46.1
Income (Loss) from Operations	$(0.4)	$2.8	$139.0
Net Income (Loss)	$(4.2)	$(2.5)	$114.5

Adjusted EBITDA	$40.3	$39.4	$43.2	$34.5
Adjusted EBITDA Margin	20%	20%	21%	18%

(1)

Pro forma results for the three months ended March 31, 2007, exclude the impact of non-cash equity-based compensation costs, $3.6 million of revenue associated with settlement of a customer dispute, and revenue and related costs from the sale of data center assets to Microsoft in June 2007; CDN assets sold in January 2007; and a network contract with Telerate.

(2)

Cost of revenue excludes depreciation, amortization, and accretion. Both cost of revenue and sales, general and administrative expenses include the effect of non-cash equity-based compensation. Total non-cash equity-based compensation in cost of revenue was $1.5 million, $1.4 million, and $1.4 million and in sales, general and administrative expenses was $7.5 million, $7.6 million, and $6.4 million for the three months ended March 31, 2008, December 31, 2007, and March 31, 2007, respectively.

Total revenue for the first quarter was $203.3 million, a decrease of 1% compared to the first quarter of 2007, primarily due to the sale of data-center assets to Microsoft at the end of June 2007 and the sale of CDN assets in January 2007, and an increase of 3% compared to the fourth quarter 2007, reflecting strong growth in colocation revenue. Revenue grew 8% from the first quarter a year ago on a pro forma basis.

Growth in hosting revenue, up 8% from a year ago, reflected 22% growth in managed hosting revenue. Pro forma hosting revenue grew 20% from a year ago, driven by strength in both managed hosting and colocation. Compared to the fourth quarter, hosting revenue rose 6%, reflecting strong 9% growth in colocation, as SAVVIS installed new business.

In the first quarter, network services revenue of $74.1 million declined 8% from the first quarter of 2007 and 3% from the fourth quarter 2007. Network services revenue continued to decline as a result of pricing pressure and lower demand for these services.

SAVVIS

First-quarter Financial Results

April 29, 2008

Adjusted EBITDA for the first quarter of $40.3 million was down 7% from a year ago as reported, up 2% from the fourth quarter 2007, and up 17% from a year ago on a pro forma basis. First quarter 2008 Adjusted EBITDA grew from the prior quarter despite a $2.7 million negative impact as costs associated with eight new and expanded data centers exceeded revenue generated by those data centers. Adjusted EBITDA excludes non-cash compensation expenses.

SAVVIS’ consolidated net loss was $4.2 million in the first quarter, compared to net income of $114.5 million in the same period last year, which included a gain of $125.2 million on the sale of CDN assets, and compared to a net loss of $2.5 million in the fourth quarter 2007. Expenses in the current quarter compared to the fourth quarter included higher depreciation and amortization expense as a result of new data center investments being put into service. Loss per share was $0.08 in the first quarter 2008, compared to earnings per share of $2.20 in the same period a year previously and a loss per share of $0.05 in the fourth quarter 2007.

Cash Flow and Balance Sheet

Net cash provided by operating activities was $32.0 million in the first quarter, an increase of $3.7 million and $4.9 million compared to the first quarter 2007 and fourth quarter 2007 respectively. Cash capital expenditures for the quarter totaled $43.3 million, which included $35.7 million for the build-out of new data centers.

SAVVIS’ long-term debt as of March 31, 2008, totaled $362.0 million. SAVVIS’ cash position at March 31, 2008, was $164.6 million, compared to $183.1 million at December 31, 2007, and $221.6 million at March 31, 2007.

Operational Highlights

SAVVIS recently announced that it has been positioned in the Leaders segment of the Gartner Magic Quadrant for North American Hosting, 2008 (announced separately April 15). The Gartner Magic Quadrant is widely recognized as one of the most influential benchmarks for enterprises seeking to evaluate hosting services. The new 2008 report can be accessed from SAVVIS' web site at www.savvis.net/magicquadrantleader

Also in the first quarter, SAVVIS opened new data center facilities in Chicago and Dallas, launched low latency Proximity Hosting services in its London data center, and launched new managed security and storage services.

SAVVIS announced new or expanded relationships with customers including Avid Technology, Inc., BATS Trading, Inc., Omniture, Inc., Perfect Commerce and Vovici Corporation.

SAVVIS

First-quarter Financial Results

April 29, 2008

Financial Outlook

Jeff Von Deylen, Chief Financial Officer, said, “We are pleased with the healthy performance SAVVIS achieved in the first quarter, in particular the strong Adjusted EBITDA and our colocation growth. However, we are revising our revenue outlook for the full year to reflect our current view of the growth opportunity in the second half of the year to be consistent with recent market experience. We now expect total revenue for 2008 to be in a range of $840 to $870 million, or a pro forma growth rate of 10-14%. Our expectation for Adjusted EBITDA is $175 to $190 million as a result of the lower revenue growth expectation, versus $200 to $210 million previously. However, we do expect to expand Adjusted EBITDA margin to 21-22% of revenue for the year as a result of strong cost controls and the higher contribution of higher margin hosting services. We continue to believe the strength of our balance sheet and modest leverage positions us favorably to deliver our long term outlook.”

For the full year 2008, SAVVIS management’s current expectations for financial results include:

•	Total revenue growth, on a pro forma basis, of 10-14%, for approximately $840-870 million of revenue, including:

•	pro forma growth of approximately 27% in colocation revenue, or approximately 18% on an as-reported basis;

•	growth of approximately 20% in managed hosting revenue, and

•	a decline of approximately (6)% in network services revenue; and

•	Adjusted EBITDA of approximately $175-190 million, and

•	Capital expenditures of $280-300 million, including approximately $145-150 million for development of data centers in the Boston, Chicago, Dallas, London, New York and Singapore metropolitan areas.

* Non-GAAP Measures

SAVVIS includes information pertaining to certain non-GAAP measures in conjunction with reporting of its quarterly financial results. “Adjusted EBITDA” represents income from operations before depreciation, amortization and accretion, gains and losses on sales of assets, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company's operating financial performance and liquidity. “Pro forma” results exclude certain revenue and costs related to exited contracts and sold assets. We have included information concerning pro forma results because we believe they enable investors to better compare current results to results of prior periods. The calculations of Adjusted EBITDA and pro forma results are not specified by United States generally accepted accounting principles. Our calculations of Adjusted EBITDA and of pro forma results may not be comparable to similarly-titled measures of other companies. The accompanying tables have additional detail on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

SAVVIS

First-quarter Financial Results

April 29, 2008

Investor Conference Call

SAVVIS will webcast an investor conference call today, April 29, 2008, at 5:30 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available by telephone at +1-(703) 639-1369 and (866) 814-8470 (in North America, toll free). Recorded replays will be available on the website for six months, and by telephone through Friday, May 9, at +1-(703) 925-2533 and (888) 266-2081 (in North America, toll free) with the access code 1229845, beginning by 8:00 PM EDT today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2007, and subsequent filings. Those risk factors include, but are not limited to, uncertainties in economic conditions, including conditions that could pressure enterprise IT spending; demand for and market acceptance of SAVVIS’ products and services; variability in pricing for those products and services; merger and acquisition activity by SAVVIS customers or other customer activity that affects the level of business done with SAVVIS; rapid evolution of technology; changes in our operating environment; and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, April 29, 2008. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global leader in IT infrastructure services for enterprise applications. With an IT services platform spanning North America, Europe, and Asia, SAVVIS leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and multiple data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenue	$203,283	$205,248
Operating Expenses:
Cost of revenue (including non-cash equity-based compensation of $1,455 and $1,359) (1)	118,651	116,675
Sales, general, and administrative expenses (including non-cash equity-based compensation of $7,486 and $6,420) (1)	53,308	53,171
Depreciation, amortization, and accretion	31,744	21,645
Gain on sale of CDN assets	—	(125,198)

Total Operating Expenses	203,703	66,293

Income (Loss) from Operations	(420)	138,955
Net interest expense and other	2,985	18,337

Income (Loss) before Income Taxes	(3,405)	120,618
Income taxes	817	6,077

Net Income (Loss)	$(4,222)	$114,541

Net Income (Loss) per Common Share
Basic	$(0.08)	$2.20

Diluted	$(0.08)	$2.13

Weighted-Average Common Shares Outstanding (2)
Basic	53,099	52,024

Diluted	53,099	53,750

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	For the three months ended March 31, 2008, the effects of including the incremental shares associated with the Convertible Notes, options, unvested restricted preferred units, unvested restricted stock units, and unvested restricted stock awards are anti-dilutive and, as such, are not included in the diluted weighted-average common shares outstanding.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$164,642	$183,141
Trade accounts receivable, net	51,620	51,925
Prepaid expenses and other current assets	22,918	19,548

Total Current Assets	239,180	254,614

Property and equipment, net	628,635	616,584
Other non-current assets	17,898	18,775

Total Assets	$885,713	$889,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Payables and other trade accruals	$52,599	$57,673
Current portion of long-term debt and lease obligations	10,487	6,196
Other current accrued liabilities	82,696	101,419

Total Current Liabilities	145,782	165,288

Long-term debt, net of current portion	361,989	351,594
Capital and financing method lease obligations, net of current portion	167,492	162,054
Other accrued liabilities	58,393	59,182

Total Liabilities	733,656	738,118

Stockholders’ Equity:
Common stock	533	530
Additional paid-in capital	746,418	738,950
Accumulated deficit	(588,123)	(583,901)
Accumulated other comprehensive loss	(6,771)	(3,724)

Total Stockholders’ Equity	152,057	151,855

Total Liabilities and Stockholders’ Equity	$885,713	$889,973

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(4,222)	$114,541
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	31,744	21,645
Non-cash equity-based compensation	8,941	7,779
Accrued interest	3,421	15,303
(Gain) on sale of CDN assets	—	(125,198)
Other	25	(753)
Net changes in operating assets and liabilities, net of effects from sale of assets:
Trade accounts receivable	375	1,574
Prepaid expenses and other current and non-current assets	(3,109)	(3,274)
Payables and other trade accruals	3,911	(990)
Other accrued liabilities	(9,102)	(2,338)

Net cash provided by operating activities	31,984	28,289

Cash Flows from Investing Activities:
Payments for capital expenditures	(43,293)	(35,792)
Proceeds from sale of CDN assets, net	—	128,121
Other investing activities, net	—	495

Net cash provided by (used in) investing activities	(43,293)	92,824

Cash Flows from Financing Activities:
Proceeds from stock option exercises	737	10,450
Payments for employee taxes on equity-based instruments	(2,250)	(9,088)
Principal payments under capital lease obligations	(1,223)	(726)
Other financing activities, net	(673)	—

Net cash provided by (used in) financing activities	(3,409)	636

Effect of exchange rate changes on cash and cash equivalents	(3,781)	1,132

Net Increase (Decrease) in Cash and Cash Equivalents	(18,499)	122,881
Cash and Cash Equivalents, Beginning of Period	183,141	98,693

Cash and Cash Equivalents, End of Period	$164,642	$221,574

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(in thousands)

	Actual			Pro Forma
	Three Months Ended
	March 31,		December 31, 2007	March 31, 2007
	2008	2007
Revenue:
Colocation	$67,908	$69,416	$62,293	$57,691
Managed hosting	61,308	50,304	59,482	50,304

Total hosting	129,216	119,720	121,775	107,995

Network services	74,067	80,414	75,994	80,414
Other services	—	5,114	—	—

Total Revenue	$203,283	$205,248	$197,769	$188,409

Adjusted EBITDA(1) Reconciliation:
Income (loss) from operations	$(420)	$138,955	$2,774	$138,955
Depreciation, amortization, and accretion	31,744	21,645	27,631	21,645
Gain on sale of CDN assets	—	(125,198)	—	(125,198)
Non-cash equity-based compensation	8,941	7,779	9,017	7,779
Pro forma adjustments	—	—	—	(8,729)

Adjusted EBITDA	$40,265	$43,181	$39,422	$34,452

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, and accretion, gain on sale of CDN assets, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We do not provide forward-looking guidance for certain financial data, such as income from operations, depreciation, amortization, accretion, and non-cash equity-based compensation, and as a result, are not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. We intend to calculate the various non-GAAP financial measures in future periods consistent with the presentation herein.

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Pro Forma Financial Information

(in thousands)

	Three Months Ended				Year Ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Pro Forma Revenue:
Colocation (1)	$57,691	$59,986	$58,559	$62,293	$238,529
Managed hosting	50,304	51,005	55,155	59,482	215,946

Total hosting	107,995	110,991	113,714	121,775	454,475

Network services	80,414	76,900	76,548	75,994	309,856
Other services (2)	—	—	—	—	—

Total Pro Forma Revenue	188,409	187,891	190,262	197,769	764,331

Pro forma cost of revenue (3)	107,814	105,183	110,911	110,120	434,028
Pro forma sales, general, and administrative expenses (4)	46,143	45,151	43,817	48,227	183,338

Pro forma adjusted EBITDA (5)	$34,452	$37,557	$35,534	$39,422	$146,965

Non-GAAP and Pro Forma Reconciliations

(1)    Colocation revenue pro forma adjustments reflect the elimination of revenue related to a Microsoft contract exited in connection with the sale of data center assets in June 2007. The first quarter of 2007 also reflects the elimination of $3.6 million related to a one-time customer settlement.

Colocation - as reported	$69,416	$68,404	$58,559	$62,293	$258,672
Pro forma adjustments	(11,725)	(8,418)	—	—	(20,143)

Colocation - pro forma	$57,691	$59,986	$58,559	$62,293	$238,529

(2)    Other services revenue pro forma adjustments reflect the eliminated revenue from content delivery services related to the sale of CDN assets in January 2007 and the elimination of Telerate revenue in connection with Reuters’ acquisition of MoneyLine Telerate.

Other services - as reported	$5,114	$4,245	$—	$—	$9,359
Pro forma adjustments	(5,114)	(4,245)	—	—	(9,359)

Other services - pro forma	$—	$—	$—	$—	$—

(3) Cost of revenue pro forma adjustments reflect the elimination of costs related to the asset sales and exited contract described above.
Cost of revenue - as reported	$116,675	$113,755	$112,348	$111,555	$454,333
Non-cash equity-based compensation	(1,359)	(1,507)	(1,437)	(1,435)	(5,738)
Pro forma adjustments	(7,502)	(7,065)	—	—	(14,567)

Cost of revenue - pro forma	$107,814	$105,183	$110,911	$110,120	$434,028

(4) Sales, general, and administrative pro forma adjustments reflect the elimination of costs related to the asset sales and exited contract described above.
Sales, general, and administrative - as reported	$53,171	$52,321	$51,101	$55,809	$212,402
Non-cash equity-based compensation	(6,420)	(6,658)	(7,284)	(7,582)	(27,944)
Pro forma adjustments	(608)	(512)	—	—	(1,120)

Sales, general, and administrative - pro forma	$46,143	$45,151	$43,817	$48,227	$183,338

(5)	“Pro Forma Adjusted EBITDA” represents income from operations before depreciation, amortization, and accretion, gain (loss) on sales of assets, non-cash equity-based compensation, and adjustments made to eliminate the results of operations related to asset sales and an exited contract. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted EBITDA Reconciliation:
Income from operations - as reported	$138,955	$192,537	$3,734	$2,774	$338,000
Depreciation, amortization, and accretion - as reported	21,645	22,787	22,742	27,631	94,805
(Gain) loss on sales of data center and CDN assets - as reported	(125,198)	(180,846)	337	—	(305,707)
Non-cash equity-based compensation - as reported	7,779	8,165	8,721	9,017	33,682
Pro forma adjustments	(8,729)	(5,086)	—	—	(13,815)

Pro Forma Adjusted EBITDA	$34,452	$37,557	$35,534	$39,422	$146,965

SAVVIS, Inc. and Subsidiaries

Unaudited Supplemental Revenue Information

(dollars in thousands)

Hosting Supplemental Information

	Pro Forma		Actual
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
Data Center Revenue
Colocation	$57,691	$59,986	$58,559	$62,293	$67,908
Managed hosting	50,304	51,005	55,155	59,482	61,308
Hosting area network	15,297	14,832	15,528	17,059	16,922

Total Data Center Revenue	$123,292	$125,823	$129,242	$138,834	$146,138

Average Billed Square Feet
Colocation	577.1	575.9	548.6	576.9	606.1
Managed hosting	13.2	13.6	14.2	16.0	17.2
Hosting area network	—	—	—	—	—

Total Average Billed Square Feet	590.3	589.5	562.8	592.9	623.3

Average Monthly Data Center
Revenue Per Billed Square Foot (1)
Colocation	$33.3	$34.7	$35.6	$36.0	$37.4
Managed hosting	1,266.0	1,253.2	1,290.7	1,241.5	1,189.9
Hosting area network (2)	8.6	8.4	9.2	9.6	9.1
Total Average Monthly Data Center
Revenue Per Billed Square Foot	69.6	71.2	76.5	78.1	78.2

(1)	Average monthly data center revenue per billed square foot is calculated as the revenue per quarter divided by the average billed square feet per quarter stated on a monthly basis.
(2)	Hosting area network average monthly revenue per billed square foot is calculated as the hosting area network revenue per quarter divided by the total average billed square feet per quarter stated on a monthly basis.

Network Services Supplemental Information

	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
Network Services
Managed network	$49,819	$47,666	$47,033	$45,643	$44,424
Hosting area network	15,297	14,832	15,528	17,059	16,922
Bandwidth	15,298	14,402	13,987	13,292	12,721

Total Network Services	$80,414	$76,900	$76,548	$75,994	$74,067